Calculation of Filing Fee Tables
S-4
FLYEXCLUSIVE INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.0001 per share	Other	14,000,000		$ 30,730,000.00	0.0001381	$ 4,243.81
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 30,730,000.00		$ 4,243.81
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 4,243.81
			Net Fee Due:						$ 0.00
Offering Note
[1]	Rule 457(f) Fee Calculation Details

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of securities which may become issuable by reason of any stock dividend, stock split, or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding securities. The maximum aggregate offering price is based on the maximum number of shares of the Registrant's Class A common stock estimated to be issued in connection with the merger described in the Registration Statement. The maximum aggregate offering price is calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act and solely for purposes of calculating the registration fee. The estimated maximum aggregate offering price is calculated as the product of (i) 14,000,000 shares of the Registrant's Class A common stock and (ii) $2.195, the average of the high and low prices of the Registrant's Class A common stock as reported on the NYSE American on April 9, 2026.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
14,000,000	$ 2.195	$ 30,730,000.00			$ 30,730,000.00

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-4	333-284960	02/14/2025		$ 3,956.10
Fee Offset Claims	2		S-4	333-284960	02/14/2025		$ 287.71
Fee Offset Sources		FLYEXCLUSIVE, INC.	S-4	333-284960		02/14/2025						$ 3,956.10
Fee Offset Sources		FLYEXCLUSIVE, INC.	S-4	333-284960		05/06/2025						$ 287.71
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	This registration statement previously proposed to register 10,000,000 shares of Company Class A common stock. A registration fee of $4,547.10 was paid in connection with such shares, with $3,956.10 paid alongisde the initial S-4 on 2/14/2025, and an incremental registration fee paid with a S-4/A on 5/6/2025 in the amount of $591.00. The 10,000,000 shares of Company Class A common stock were previously estimated to be the maximum number of shares of Company Class A common stock that would have been issued to holders of Jet.AI, Inc. ("Jet.AI") capital stock and applicable equity awards in connection with the Merger (as previously defined under "Explanatory Note" and described in this registration statement) pursuant to the transactions described in the Consent Solicitation Statement/Prospectus previously contained in this registration statement and as contemplated by that certain Amended and Restated Agreement and Plan of Merger and Reorganization, as amended, by and among the Company, Jet.AI, Jet.AI SpinCo, Inc., a Delaware corporation and wholly owned subsidiary of Jet.AI ("SpinCo"), and FlyX Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of flyExclusive ("Merger Sub"), dated May 6, 2025. In accordance with Rules 457(b) and 0-11(a)(2) under the Securities Act, the Company is using $4,243.81 of the unused filing fees to offset the filing fee payable in connection with this amendment to this registration statement. No registration fee is due to be paid at this time. As of the date of this filing there is $303.29 remaining for future fee offsets.

[2]	This registration statement previously proposed to register 10,000,000 shares of Company Class A common stock. A registration fee of $4,547.10 was paid in connection with such shares, with $3,956.10 paid alongisde the initial S-4 on 2/14/2025, and an incremental registration fee paid with a S-4/A on 5/6/2025 in the amount of $591.00. The 10,000,000 shares of Company Class A common stock were previously estimated to be the maximum number of shares of Company Class A common stock that would have been issued to holders of Jet.AI, Inc. ("Jet.AI") capital stock and applicable equity awards in connection with the Merger (as previously defined under "Explanatory Note" and described in this registration statement) pursuant to the transactions described in the Consent Solicitation Statement/Prospectus previously contained in this registration statement and as contemplated by that certain Amended and Restated Agreement and Plan of Merger and Reorganization, as amended, by and among the Company, Jet.AI, Jet.AI SpinCo, Inc., a Delaware corporation and wholly owned subsidiary of Jet.AI ("SpinCo"), and FlyX Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of flyExclusive ("Merger Sub"), dated May 6, 2025. In accordance with Rules 457(b) and 0-11(a)(2) under the Securities Act, the Company is using $4,243.81 of the unused filing fees to offset the filing fee payable in connection with this amendment to this registration statement. No registration fee is due to be paid at this time. As of the date of this filing there is $303.29 remaining for future fee offsets.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date